Exhibit 99.1

Immunic Therapeutics and Vital Therapies Complete Transaction

Creating Nasdaq-Listed Company Targeting Chronic Inflammatory and

Autoimmune Diseases

– Developing Oral Therapies with Best-in-Class Potential –

– Lead Program, IMU-838, Already Advanced into Phase 2 Studies in Ulcerative Colitis and Relapsing-Remitting Multiple Sclerosis –

– Proceeds of approximately USD 30 million from concurrent financing to fund clinical development pipeline –

– Trading to Commence on The Nasdaq Capital Market under Symbol “IMUX” on April 15, 2019 –

SAN DIEGO and PLANEGG-MARTINSRIED, GERMANY, April 12, 2019 – Immunic, Inc. (Nasdaq: IMUX), today announced the completion of its stock-for-stock exchange transaction with Vital Therapies, Inc. (Nasdaq: VTL, through April 12, 2019). The company has been renamed Immunic, Inc. and its common stock is expected to commence trading on The Nasdaq Capital Market under the ticker symbol “IMUX” on April 15, 2019. Immunic, Inc. is a clinical-stage biopharmaceutical company focused on developing best-in-class, oral therapies for the treatment of chronic inflammatory and autoimmune diseases. The company expects to move its headquarters to Boston, Massachusetts, and intends to retain its research and development activities in Planegg-Martinsried, Germany. Vital Therapies shares will continue to trade on The Nasdaq Global Market under the ticker symbol “VTL” until the close of trading on Friday, April 12, 2019, and, during such time, will not reflect the 40:1 reverse split that occurred on April 12, 2019.

Daniel Vitt, Ph.D., serves as the company’s Chief Executive Officer and President. The new board of directors comprises five members, four of whom are members from Immunic’s board: Dr. Vitt, Dr. Jörg Neermann of LSP, Dr. Vincent Ossipow of Omega Funds, and Mr. Jan Van den Bossche of Fund+. In addition, Dr. Duane Nash, M.D., J.D., M.B.A., previously Chief Executive Officer, President and a director of Vital Therapies, will continue on the company’s board of directors and serve as its Chairman.

Concurrent with the closing of the transaction, an investor syndicate that comprises LSP, Omega Funds, Fund+, LifeCare Partners, Bayern Kapital, High-Tech Gründerfonds and IBG Beteiligungsgesellschaft Sachsen-Anhalt, invested EUR 26.7 million (approximately USD 30 million) in the company, bringing the new company’s total cash balance to approximately USD 46.7 million, which is expected to be sufficient to fund development into the third quarter of 2020.

On April 4, 2019, the stockholders of Vital Therapies approved the stock-for-stock transaction. Immediately prior to the transaction, the company effectuated a 40:1 reverse stock split of shares of its common stock. Following the closing of the transaction and the reverse stock split, there were approximately 10.1 million issued and outstanding shares of the company’s common stock. As a result of a higher company net cash balance at closing, the final exchange ratio resulted in pre-closing Vital Therapies stockholders owning approximately 11.75% of the company, instead of the estimated previously disclosed 11%.

“We look forward to the opportunity to create substantial value for our stockholders and to continue our promising work in autoimmune and chronic inflammatory drug development, where our goal is to bring a series of best-in-class therapies to patients who have certain highly-prevalent and debilitating medical conditions,” said Dr. Vitt. “Immunic has a diverse pipeline of drug development programs underway. These programs are being advanced under the guidance of an experienced management team with a strong track record in the pharmaceutical industry. Additionally, as a result of the transaction, we have a strong cash position, which should allow us to reach a number of important inflection points in 2020.”

The company’s innovative pipeline includes three oral compounds in development, for which a number of key milestones are expected in the near term:

•

Lead product, IMU-838, is an orally available, next-generation selective immune modulator which inhibits the intracellular metabolism of activated immune cells by blocking the enzyme dihydroorotate dehydrogenase (DHODH). Clinical trials include:

○	Ongoing phase 2 for ulcerative colitis: interim dosing analysis expected mid-2019 and full data readout expected in Q2 2020;

○	Ongoing phase 2 for relapsing-remitting multiple sclerosis: unblinded data expected to be reported in 2021;

○	Planned phase 2 in Crohn’s disease: targeted to begin Q3 2019; and

○	Planned investigator-sponsored proof-of-concept clinical trial in primary sclerosing cholangitis conducted by the Mayo Clinic.

•	Second program, IMU-935, is an orally available small molecule inverse agonist of RORgt:

○	A Phase 1 trial for healthy volunteers and psoriasis patients is expected to begin in Q3 2019.

•

Third program, IMU-856, targets the restoration of the intestinal barrier function, whose disruption is known to be prominently involved in the initiation of inflammatory bowel diseases, including ulcerative colitis and Crohn’s disease, and also in disease relapse:

○	A Phase 1 trial is expected to begin in H1 2020.

BMO Capital Markets acted as exclusive financial advisor to Immunic for the transaction and Dentons served as legal counsel to Immunic. Ladenburg Thalmann & Co. Inc. acted as exclusive financial advisor to Vital Therapies for the transaction and Pillsbury Winthrop Shaw Pittman LLP served as legal counsel to Vital Therapies.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies aimed at treating chronic inflammatory and autoimmune diseases including ulcerative colitis, Crohn’s disease, relapsing-remitting multiple sclerosis, and psoriasis. The company is developing three small molecule products: IMU-838 is a selective immune modulator that inhibits the intracellular metabolism of activated immune cells by blocking the enzyme DHODH; IMU-935 is an inverse agonist of RORgt; and IMU-856 targets the restoration of the intestinal barrier function. Immunic’s lead development program, IMU-838, is in phase 2 clinical development for ulcerative colitis and relapsing-remitting multiple sclerosis, with an additional phase 2 trial in Crohn’s disease planned for 2019. An investigator-sponsored proof-of-concept clinical trial for IMU-838 in primary sclerosing cholangitis is planned to start at the Mayo Clinic. For further information, please visit: www.immunic-therapeutics.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic’s listing on The Nasdaq Capital Market; expectations regarding the capitalization, resources and ownership structure of the company; the potential for IMU-838, IMU-935 and IMU-856 to safely and effectively target diseases; the adequacy of the company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the company; the development and commercial potential of any product candidates of the company; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Contact Information

Immunic, Inc.

Jessica Breu

Manager IR and Communications

+49 89 250 0794 69

jessica.breu@immunic.de

Or

Rx Communications Group

Melody Carey

+1-917-322-2571

immunic@rxir.com

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